Exhibit 10.2

Maximum Bank Collateral Agreement

No. 2010-8070

Mortgagee: Financial Service Center for Small Enterprise of Suining City Commercial Bank

Debtor: Suining Yinfa DAR Industrial Co., Ltd

Mortgagor: Suining Yinfa DAR Industrial Co., Ltd

I. Mortgagor intends, with the Collateral, to secure and vouch for, on a voluntariness basis, the repayment of the loan of RMB ￥ 3,000,000, with loan term from December 27, 2010 to December 27, 2015, by the Debtor to the Mortgagee.

II. Collateral

The Mortgagor agrees to provide the ground floor, the 2nd floor and the 3rd floor of the Estate Management Building of Yinhejiayuan (address: No. 188 Xishan Road, Suining) as the collateral. Details please refer to List of Mortgage 2010-8070.

The Collateral is evaluated for RMB ￥ 5,000,000. The actual value will be determined by the net price in settling the mortgage.

III. The Agreement will be kept in quintuplicate, which are equally authentic.

IV. Dispute Any dispute incurred from this Agreement shall be submitted to the People’s Court at the registration place of the Mortgagee.

Mortgagee (Seal): Financial Service Center for Small Enterprise of Suining City Commercial Bank

Customer Service Manager:

Legal Representative or Authorized Representative:

Debtor (Seal): Suining Yinfa DAR Industrial Co., Ltd

Legal Representative or Authorized Representative: Wang Jiayin

Mortgagor (Seal): Suining Yinfa DAR Industrial Co., Ltd

Legal Representative or Authorized Representative: Wang Jiayin

Signed on December 27th, 2010

Signed at Suining City Commercial Bank